Kirkpatrick & Lockhart
                          1800 Massachusetts Avenue, NW
                                    2nd Floor
                              Washington, DC 20036

                                 August 8, 2000


Hillview Investment Trust II
1055 Washington Boulevard
Stamford, Connecticut 06901

Ladies and Gentlemen:

         We have acted as counsel to Hillview Investment Trust II, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A, including the pre-effective amendment thereof (File No. 333-34806) relating to the issuance and sale of Shares of the Trust. You have requested our opinion with respect to the matters set forth below.

         In this opinion letter, the term "Shares" refers to the shares of beneficial interest in each series of the Trust listed in Schedule A attached to this opinion letter (each, a "Portfolio"), that may be issued during the time that the Registration Statement is effective and has not been superseded by a post-effective amendment.

         In connection with rendering the opinions set forth below, we have examined copies, believed by us to be genuine, of the Trust's Agreement and Declaration of Trust dated as of April 14, 2000 (the "Agreement"), and Bylaws and such other documents relating to its organization and operation as we have deemed relevant to our opinions, as set forth herein. With respect to matters governed by the laws of the State of Delaware (excluding the securities laws thereof), we have relied solely on the opinion letter of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, an executed copy of which is appended hereto as Exhibit A.

         The opinions set forth in this letter are limited to the laws and facts in existence on the date hereof, and are further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that as of the date hereof the Shares, when sold in accordance with the terms contemplated by the Registration Statement, including receipt by the Trust of full payment for the Shares and compliance with the 1933 Act and 1940 Act, will have been validly issued and will be fully paid and non-assessable. We note that the holders of Shares of the Trust may be obligated to make payments in connection with the transfer of Shares in accordance with any rules established by the Trustees under the By-Laws.



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Hillview Investment Trust II
August 8, 2000
Page 2


         We are furnishing this opinion letter to you solely in connection with the issuance of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without specific prior written consent.

         The foregoing opinions are rendered as of the date of this letter, except as otherwise indicated. We assume no obligation to update or supplement our opinions to reflect any changes of law or fact that may occur.

         We hereby consent to this opinion letter accompanying the Registration Statement when it is filed with the SEC and to the reference to our firm in the statements of additional information that are being filed as part of such Registration Statement.



                                                  Very truly yours,


                                                  /s/ KIRKPATRICK & LOCKHART LLP
                                                  KIRKPATRICK & LOCKHART LLP






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                                   SCHEDULE A

                          Hillview Investment Trust II


                               Hillview Alpha Fund
                        Hillview International Alpha Fund